UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 3, 2014

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant's telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2014, the board of directors (the “Board”) of Finisar Corporation, a Delaware corporation (the “Company”), approved and adopted, effective on that date, the Amended and Restated Bylaws of the Company (the “Bylaws”).
The Bylaws revised certain advance notice requirements for stockholders to propose director nominations or other business to be brought before an annual or special meeting of stockholders, which requirements include, among other things, the following:

•
advance notice from a stockholder to properly bring director nominations or other business before an annual meeting shall be delivered to the secretary of the Company at its principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting;

•
advance notice from a stockholder to nominate any person for election at a special meeting shall be delivered to the secretary of the Company at its principal executive offices not earlier than the close of business on the 120th day prior to the special meeting nor later than the close of business on the later of (i) the 90th day prior to the special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting;

•	any stockholder that proposes nominations or other business must be a stockholder of record both at the time of the delivery of the advance notice and at the time of the annual or special meeting;

•
in addition to the information specified in the Company’s original bylaws, a stockholder’s advance notice with respect to any proposed business (other than nominations) must set forth, among other things, the text of the proposal or business, a description of all agreements, arrangements and understandings between the stockholder and any other person in connection with the proposal and any derivative security or other arrangement in the Company’s capital stock;

•
in addition to the information specified in the Company’s original bylaws, a stockholder’s advance notice with respect to each person that the stockholder proposes to nomination for election as a director must include, among other things, such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a questionnaire and a written representation and agreement with respect to such nominee; and

•
any director nomination or other business shall not be made or acted upon if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the director nominee or other proposed business.

The foregoing summary of the major substantive revisions set forth in the Bylaws is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Finisar Corporation effective as of December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 5, 2014                     Finisar Corporation
By: /s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President and Chief Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Finisar Corporation effective as of December 3, 2014